Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cascade Financial Corporation

We consent to the incorporation by reference in Registration Statement (No. 33-94456) dated July 10, 1995 on Form S-8 and in the registration statements (No. 333-32272, No. 333-97929, and No. 333-141329) on Form S-8 of Cascade Financial Corporation of our report dated March 12, 2008, relating to the consolidated balance sheet of Cascade Financial Corporation and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and in our same report, with respect to Cascade Financial Corporation’s internal control over financial reporting as of December 31, 2007, which report is included in this annual report on Form 10-K of Cascade Financial Corporation for the year ended December 31, 2007.

/s/ Moss Adams LLP
Everett, Washington
March 12, 2008